As filed with the Securities and Exchange Commission on August 21, 2026

Registration No. 333-297098

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Metalpha Technology Holding Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Suite 5506-07, Central Plaza

18 Harbour Road, Wan Chai

Hong Kong, China

(+852) 3565-2920

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Pengyuan Fan Chief Financial Officer Suite 5506-07, Central Plaza 18 Harbour Road, Wan Chai Hong Kong, China (+852) 3565-2920	Will H. Cai, Esq. Cooley LLP c/o 35/F Two Exchange Square 8 Connaught Place Central, Hong Kong +852 3758-1210

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 21, 2026.

Prospectus

Metalpha Technology Holding Limited

15,453,364 Ordinary Shares

This prospectus relates to the offer and resale from time to time of up to 15,453,364 ordinary shares (the “Shares”), par value US$0.0001 per share (the “Ordinary Shares”), by the selling securityholders named herein, together with any additional selling securityholders listed in a prospectus supplement (together with any of such securityholders’ transferees, pledgees, donees or successors, the “Selling Securityholders”), which consists of (i) 3,908,700 Ordinary Shares issued pursuant to those certain Subscription Agreements dated as of October 30, 2025 (the “Subscription Agreements”) by and between the Company and investors party thereto, (ii) 6,924,664 Ordinary Shares previously issued to certain holders pursuant to the Company’s equity incentive plans, cashless exercises of warrants, management entry options and other prior issuances, as further described herein, and (iii) 4,620,000 Ordinary Shares issuable upon exercise of warrants previously issued by the Company to certain holders (the “Warrants”), as further described herein.

We are filing a Registration Statement on Form F-3, of which this prospectus forms a part, to fulfill our contractual obligations pursuant to the Subscription Agreements, the Warrants and/or related agreements. See “Selling Securityholders” beginning on page 24 of this prospectus for more information about the Selling Securityholders. The registration of the Shares to which this prospectus relates does not require the Selling Securityholders to sell any of their Shares.

We are not selling any Ordinary Shares under this prospectus and will not receive any proceeds from the sale by the Selling Securityholders of the Shares.

The Selling Securityholders may offer and sell or otherwise dispose of the Shares described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our independent registered public accountants. See “Plan of Distribution” beginning on page 28 for more information about how the Selling Securityholders may sell or dispose of their Shares.

Our Ordinary Shares are currently listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “MATH.” On August 20, 2026, the closing price of our Ordinary Shares was US$0.745 per share.

We are a Cayman Islands holding company with operations conducted by our operating subsidiaries based in the British Virgin Islands, Panama and Hong Kong (each an “Operating Subsidiary” and collectively, the “Operating Subsidiaries”). As a result, holders of our Ordinary Shares are not holding equity securities of the Operating Subsidiaries but instead are holding equity securities of a Cayman Islands holding company. This structure involves unique risks to investors, see the section titled “Risk Factors – Risks Related to Doing Business in Jurisdictions Where We Operate” beginning on page 7 of this prospectus and, if applicable, any risk factors described in any applicable prospectus supplement and in our U.S. Securities and Exchange Commission (“SEC”) filings that are incorporated by reference in this prospectus.

Cash can be transferred between the Company and Operating Subsidiaries through intercompany fund advances, and there are currently no restrictions on transferring funds between our Company and the Operating Subsidiaries. There are no significant restrictions on foreign exchange or our ability to transfer cash between entities within our company, across borders, or to U.S. investors.

The Company has no operations in Mainland China and operates through Operating Subsidiaries in Hong Kong. PRC laws and regulations in general are not applicable or enforceable in Hong Kong. However, due to the potential long arm application of PRC laws and regulations, the Company may face various legal and operational risks associated with its operations in Hong Kong, including the risk that the PRC government could exercise oversight or control over the Company’s business, which could result in a material change in the Company’s operations and/or value of its securities. See “Risk Factors – Risks Related to Doing Business in Jurisdictions Where We Operate” below for a more detailed discussion of these risks.

Investing in our securities involves a high degree of risk. See the section titled “Risk Factors” beginning on page 7 of this prospectus and, if applicable, any risk factors described in any applicable prospectus supplement and in our U.S. Securities and Exchange Commission (“SEC”) filings that are incorporated by reference in this prospectus.

None of the SEC or any state securities commission has approved or disapproved of the securities or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Securityholders may from time to time sell our Ordinary Shares described in this prospectus in one or more offerings or otherwise as described under “Plan of Distribution.”

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. Any amendment or supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such amendment or supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. See “Where You Can Find More Information.”

Neither we nor the Selling Securityholders have authorized any other person to provide you with different or additional information. Neither we nor the Selling Securityholders take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

Neither we nor the Selling Securityholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

For investors outside the United States: Neither we nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

We have proprietary rights to trademarks used in this prospectus that are important to our business, many of which are registered (or pending registration) under applicable intellectual property laws. This prospectus contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks, trade names and service marks. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements that involve substantial risks and uncertainties. The Private Securities Litigation Reform Act of 1995 (the “PSLRA”) provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations.

We will take advantage of the safe harbor provisions of the PSLRA and are including this cautionary statement in connection with this safe harbor legislation. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “aim,” “believe,” “seek,” “strategy,” “future,” “opportunity,” “may,” “target,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” “is/are likely to,” “potential,” “continue,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy, and financial needs.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those implied in those statements. Important factors that could cause such differences include, but are not limited to:

●	future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our goals;

●	anticipated trends, growth rates, and challenges in our business, the crypto economy, the price and market capitalization of crypto assets and in the markets in which we operate;

●	market acceptance of our products and services;

●	current and future economic and political conditions;

●	our ability to compete in an industry with low barriers to entry;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to stay in compliance with applicable laws and regulations and relevant government policies that currently apply or become applicable to our business both in the United States and internationally given the highly evolving and uncertain regulatory landscape;

●	our ability to maintain competitiveness in the markets in which we operate;

●	our ability to protect our intellectual property rights and secure the right to use other intellectual property that we deem to be essential or desirable to the conduct of our business;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	our ability to retain the services of key personnel;

●	overall industry and market performance;

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements; and

●	other matters described in the section titled “Item 3.D. – Risk Factors” in our most recent annual report on Form 20-F for the fiscal year ended March 31, 2026, filed with the SEC on August 6, 2026, incorporated herein by reference.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. We caution you not to rely on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements except to the extent required by law. You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from, or worse than, what we expect. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in our public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, see the section titled “Where You Can Find More Information.”

Market, ranking and industry data used throughout this prospectus, including statements regarding market size and technology adoption rates, is based on the good faith estimates of our management, which in turn are based upon our management’s review of internal surveys, independent industry surveys and publications and other third-party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, its estimates involve risks and uncertainties and are subject to change based on various factors.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus carefully, especially the risks discussed in the section titled “Risk Factors” beginning on page 7 of this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus.

The Company

Our primary business operation centers around digital asset services, which we offer through our Operating Subsidiaries. We initiated digital asset services in December 2021 and generate income primarily from the execution of cryptocurrency-related transactions, which includes the provision of derivative solutions to over-the-counter (“OTC”) clients and our proprietary trading activities. In the fiscal years ended March 31, 2024, 2025 and 2026, we provided crypto derivative solutions and liquidity to our clients, facilitated through our principal trading activities, enabling seamless trading of crypto derivative solutions. In addition, to meet their diverse digital asset demands, we also  traded with certain clients through traditional derivative instruments. For the fiscal years ended March 31, 2024, 2025 and 2026, the income generated from our digital asset services was $16.8 million, $41.5 million and $37.1 million, respectively.

In addition, our Hong Kong subsidiary, LSQ Capital Limited, is licensed by the Securities and Futures Commission of Hong Kong to provide securities advising and asset management services in Hong Kong.

On February 9, 2026, we announced that our board of directors has adopted a BTC allocation plan up to 20% of our annual net profit. For the current period, the authorized allocation quota is approximately US$0.26 million, 20% of our net profit of US $1.3 million as reported in our Annual Report on Form 20-F for the fiscal year ended March 31, 2026. We executed our initial purchase on February 9, 2026, with a total notional investment of approximately US$1 million. This initial tranche was traded via the Company’s proprietary Accumulator structure at an average price of approximately US$54,000 per Bitcoin

We have determined that we are not subject to any approval requirements under the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) in connection with this offering or the trading of our Ordinary Shares on Nasdaq, on the basis that (1) we do not have any subsidiaries or business operations in the Mainland China; (2) none of our operating revenues, total profits, total assets or net assets is accounted for by any subsidiary incorporated in Mainland China; and (3) no issuance or sale of the Ordinary Shares has been or will be made directly or indirectly in Mainland China. However, there is no guarantee that this will continue to be the case in the future, and there remain substantial uncertainties as to the implementation and interpretation of the Trial Measures.

The Company is a Cayman Islands holding company and conducts operations solely through the Operating Subsidiaries incorporated in the British Virgin Islands, Panama and Hong Kong. Purchasers of our Ordinary Shares are not purchasing equity securities of the Operating Subsidiaries but instead are purchasing equity securities of our Company, a Cayman Islands holding company.

The following diagram illustrates our corporate structure as of the date of this prospectus, including our significant Operating Subsidiaries.

Cash and Asset Flows through Our Company

Cash can be transferred between the Company and Operating Subsidiaries through various mechanisms, including capital contributions, intercompany fund advances, service fees, and dividends, and there are currently no restrictions on transferring funds between our Company and the Operating Subsidiaries. Our company intends to retain all available funds and future earnings, if any, for the operation and expansion of our business and does not anticipate declaring or paying any dividends in the foreseeable future. There are no significant restrictions on foreign exchange or our ability to transfer cash between entities within our company, across borders, or to U.S. investors. See the section titled “Dividend Policy” beginning on page 9 of this prospectus and our consolidated financial statements incorporated in this prospectus by reference to the annual report on Form 20-F for the fiscal year ended March 31, 2026.

Summary of Risk Factors

Investing in our Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully below in this section.

Risks Related to Business and Industry

Risks and uncertainties related to our business and industries include, but are not limited to, the following:

●	We have a limited operating history and are subject to the risks encountered by early-stage companies;

●	We may need additional capital to fund our future operations and, if it is not available when needed, we may need to reduce our planned expansion and marketing efforts, which may reduce our income;

●	Our digital asset business is subject to customer concentration risk;

●	We rely on certain related party for products subscription, and any shortage or interruption in subscription could slow our growth and reduce our profitability;

●

Our business operations significantly depend on several key partners in the crypto industry for trading and asset custody. If these key partners experience operational disruptions due to mismanagement or regulatory sanctions resulting from non-compliance, their services may be interrupted or we may lose our assets which materially and adversely affect our business operations, financial condition and future growth;

●

We are subject to a highly evolving regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our business, reputation, prospects or operations; and

●

The loss or destruction of private keys required to access any digital assets held by us may be irreversible. If we are unable to access our private keys or if we experience a hack or other data loss relating to our ability to access any digital assets, it could cause regulatory scrutiny, reputational harm, and other losses.

Risks Related to Doing Business in Jurisdictions Where We Operate

Risks and uncertainties related to doing business in jurisdictions we operate include, but are not limited to, the following:

●	A downturn in the Hong Kong, China or global economy, and economic and political policies of China could materially and adversely affect our business and financial condition;

●	The Hong Kong legal system embodies uncertainties which could limit the legal protections available to us;

●	Hong Kong laws and regulations related to the cryptocurrency business is still under development and subject to significant changes, and any potential changes in the legal and regulatory landscape may adversely affect our business financial condition and future expansion;

●	Hong Kong regulatory requirement of prior approval for transfer of shares in excess of certain threshold may restrict future takeovers and other transactions;

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in Hong Kong and China against us or our management named in this prospectus based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within Hong Kong and China;

●	Due to the potential long-arm application of PRC laws and regulations, we may face legal and operational risks associated with our operations in Hong Kong, including oversight or intervention in our operations by the PRC government.

Risks Relating to Our Ordinary Shares and the Trading Market

Risks and uncertainties related to our Ordinary Shares and the trading market include, but are not limited to, the following:

●	If we become directly subject to the scrutiny, criticism, and negative publicity involving U.S.-listed PRC companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation;

●	The joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S., and trading in our Ordinary Shares may be prohibited under Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, and related regulations if the PCAOB determines that it cannot inspect or investigate completely our auditor for a period of two consecutive years, which may also cause an exchange to delist our Ordinary Shares;

●	The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance;

●	If we cannot continue to satisfy listing requirements and other rules of Nasdaq Capital Market, although we are exempt from certain corporate governance standards applicable to U.S. issuers as a Foreign Private Issuer, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them; and

●	We have a substantial number of warrants outstanding. The exercise of our outstanding warrants can have a dilutive effect on our Ordinary Shares.

Risks Related to the Offering

●	A substantial number of our Ordinary Shares may be sold in the market following the effective date of the registration statement of which this prospectus forms a part, which may depress the market price for our Ordinary Shares.

Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring principal shareholders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time.

Corporate Information

The Company is a Cayman Islands holding company. It does not engage in operations itself but rather conducts its operations through its Operating Subsidiaries incorporated in the British Virgin Islands, Panama and Hong Kong. We were incorporated in the Cayman Islands on June 19, 2015. Our wholly-owned Operating Subsidiary, Sweet Lollipop Co., Ltd., was incorporated in the British Virgin Islands on May 8, 2014. Metalpha Holding (HK) Limited was incorporated in Hong Kong on May 2, 2015. Metalpha Limited was incorporated in the British Virgin Islands on October 29, 2021. In November 2022, we changed our corporate name from Dragon Victory International Limited to Metalpha Technology Holding Limited.

Our primary business operation centers around digital asset services, which we offer through our Operating Subsidiaries. In addition, our Hong Kong Operating Subsidiary, LSQ Capital Limited, is licensed by SFC to provide securities advising and asset management services in Hong Kong. Before the completion of the disposition in March 2023, we, through certain operating entities in the PRC, also provided the supply chain management platform services to several auto parts suppliers and one auto parts logistics company in China. Metalpha’s address is Suite 5506-07, Central Plaza, 18 Harbour Road, Wan Chai, Hong Kong, China (+852) 3565-2920.

Conventions that Apply to this Prospectus

In this prospectus, except where the context otherwise requires and for purposes of this prospectus only:

●	“IFRS” refers to the International Financial Reporting Standards as issued by the International Accounting Standards Board;

●	“HKD” or “HK$” refers to the legal currency of Hong Kong;

●	“Company,” “Metalpha,” “we,” “us,” “our company” or “our” refers to Metalpha Technology Holding Limited, a Cayman Islands holding company;

●	“Meta Rich” refers to Meta Rich Limited, a business company limited by shares incorporated under the laws of the British Virgin Islands and a wholly owned subsidiary of Sweet Lollipop;

●	“Metalpha HK” refers to Metalpha Holding (HK) Limited (formerly known as Longyun International Holdings Limited), a private company limited by shares incorporated under the laws of Hong Kong and a wholly owned subsidiary of Sweet Lollipop;

●	“Memorandum and Articles of Association” refers to Third Amended and Restated Memorandum and Articles of Association of the Company.

●	“Northstar Digital Holding” refers to Northstar Digital Holding Limited, formerly known as Antalpha Holdings Limited, a business company incorporated under the laws of British Virgin Islands, and/or its subsidiaries, including but not limited to Northstar Technologies Holdings Limited, formerly known as Armada Technologies Holdings Limited before July 19, 2024 and Antalpha Technologies Holdings Limited before November 30, 2023, and Polaris Technologies Group Limited, formerly known as Antalpha Technologies Limited;

●	“PCAOB” refers to the Public Company Accounting Oversight Board;

●	“RMB” or “Renminbi” refers to the legal currency of China;

●	“SEC” refers to the U.S. Securities and Exchange Commission;

●	“SFC” refers to Securities and Futures Commission of Hong Kong;

●	“shares,” “Shares,” or “Ordinary Shares” refers to the ordinary shares, par value US$0.0001 per share, of Metalpha Technology Holding Limited;

●	“Sweet Lollipop” refers to Sweet Lollipop Co., Ltd., a business company limited by shares incorporated under the laws of the British Virgin Islands and a wholly-owned subsidiary of Metalpha Technology Holding Limited; and

●	“transaction size” refers to the total amount paid by our customers for the derivative products that were traded with us in a given period;

●	“U.S. dollars,” “US$,” “$,” or “dollars” refers to the legal currency of the United States.

Unless otherwise stated, the conversions between U.S. dollars and Hong Kong dollars were made at the rate of HK$7.8400 to US$1.00, the exchange rate on March 31, 2026 set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve Board. We make no representation that any Hong Kong dollars or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Hong Kong dollars, as the case may be, at any particular rate, or at all. Any discrepancies in any table between totals and sums of amounts listed therein are due to rounding.

THE OFFERING

The summary below describes the principal terms of the offering. Please refer to the section “Description of Securities” in this prospectus for a more detailed description of our securities.

Shares offered by the Selling Securityholders	15,453,364 Ordinary Shares, consisting of (i) 3,908,700 Ordinary Shares issued pursuant to the Subscription Agreements by and between the Company and investors party thereto, (ii) 6,924,664 Ordinary Shares previously issued to certain holders pursuant to the Company’s equity incentive plans, cashless exercises of warrants, management entry options and other prior issuances, and (iii) 4,620,000 Ordinary Shares issuable upon exercise of the Warrants previously issued by the Company to certain holders.

Plan of Distribution	The Selling Securityholders will determine when and how they will sell the Shares offered in this prospectus, as described in the “Plan of Distribution” section.

Use of Proceeds	We will not receive any proceeds from the sale of the Shares. We will, however, receive the exercise price per share for any cash exercises of the Warrants.

Risk Factors	You should read the “Risk Factors” section beginning on page 7 for a discussion of factors to consider carefully before deciding to purchase the Shares.

The Nasdaq Capital Market Symbol	MATH

RISK FACTORS

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described in the section titled “Risk Factors” in the applicable prospectus supplement and in our then-most recent annual report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to the Offering

A substantial number of our Ordinary Shares may be sold in the market following the effective date of the registration statement of which this prospectus forms a part, which may depress the market price for our Ordinary Shares.

Sales of a substantial number of our Ordinary Shares in the public market following the effective date of the registration statement of which this prospectus forms a part could cause the market price of our Ordinary Shares to decline.

Risks Related to Doing Business in Jurisdictions Where We Operate

Due to the potential long-arm application of PRC laws and regulations, we may face legal and operational risks associated with our operations in Hong Kong, including oversight or intervention in our operations by the PRC government.

We have no operations in Mainland China and operate through Operating Subsidiaries in Hong Kong, where the PRC laws and regulations in general are not applicable or enforceable. However, due to the potential long-arm application of these PRC laws and regulations, we may face various legal and operational risks associated with our operations in the HKSAR. These risks could result in a material change in our operations and/or the value of our securities, or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or to be worthless.

USE OF PROCEEDS

The Selling Securityholders will receive all of the proceeds from the sale of the Shares hereunder. Accordingly, we will not receive any of the proceeds from the sale of the Shares in this offering; we will, however, receive the exercise price per share for any cash exercises of the Warrants.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of the Shares to be sold by the Selling Securityholders pursuant to this prospectus. Other than registration expenses, the Selling Securityholders will bear their own broker or similar commissions payable with respect to sales of the Shares.

DIVIDEND POLICY

We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts due in the ordinary course of business immediately following the date on which the distribution or dividend is proposed to be paid. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our BVI subsidiary, Sweet Lollipop. Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. See the sections titled “Description of Securities” for additional information.

DESCRIPTION OF SECURITIES

We are a Cayman Islands exempted company, and our affairs are governed by our Memorandum and Articles of Association, the Companies Act (as defined below) and the common law of the Cayman Islands.

Our Ordinary Shares are listed on Nasdaq and are registered under Section 12(b) of the Exchange Act. Set forth below is a description of the rights of the holders of Ordinary Shares.

Description of Ordinary Shares

The following is a summary of material provisions of our Memorandum and Articles of Association, as well as the Companies Act (As Revised) of the Cayman Islands insofar as they relate to the material terms of our Ordinary Shares. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entirety of our Memorandum and Articles of Association, which are incorporated by reference as Exhibit 3.1 to this registration statement.

Type and Class of Securities

Each Ordinary Share has par value of US$0.0001 per share. The number of Ordinary Shares that have been issued as of the last day of the fiscal year ended March 31, 2026 is provided on the cover of the annual report on Form 20-F for that fiscal year.

Preemptive Rights

The Ordinary Shares are not subject to any pre-emptive or similar rights under the Companies Act or pursuant to the Memorandum and Articles of Association.

Limitations or Qualifications

Each Ordinary Share entitles the holder thereof to one vote, unless any Ordinary Share carries special voting rights.

Rights of Other Types of Securities

Not applicable.

Rights of Ordinary Shares

Ordinary Shares

Our share capital is US $50,000 divided into 500,000,000 shares of US$ 0.0001 par value each. There is no limit on the number of shares of any class which we are authorized to issue. All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Each holder of our Ordinary Shares will be entitled to receive a certificate in respect of such ordinary shares.

Dividends

Subject to the provisions of the Companies Act and any rights for the time being attaching to any class or classes of shares, the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose.

Subject to the provisions of the Companies Act and any rights for the time being attaching to any class or classes of shares, our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or other than in cash.

Unless provided by the rights attached to a share, no dividend shall bear interest against us.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a show of hands every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote. On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their Ordinary Shares including any premium and each shareholder shall (subject to receiving at least fourteen clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. The call may provide for payment to be by instalments. Before receipt by the Company of any sum due under a call, that call may be revoked in whole or in part and payment of a call may be postponed in whole or in part. Where a call is to be paid in installments, the Company may revoke the call in respect of all or any remaining instalments in whole or in part and may postpone payment of all or any of the remaining instalments in whole or in part. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten per cent. per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a shareholder; and

(b)	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the calls and forfeiture provisions of the Memorandum and Articles of Association.

We may sell, in such manner as the directors may determine, any share over which it has a lien and on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the Memorandum and Articles of Association) and, within fourteen clear days of the date on which the notice is deemed to be given under the Memorandum and Articles of Association, such notice has not been complied with.

General Meetings

The Company may, but shall not (unless required by the Companies Act) be obligated to, in each year hold a general meeting as an annual general meeting. All general meetings other than annual general meetings shall be called extraordinary general meetings. The directors may call a general meeting at any time. The directors must also call a general meeting if requisitioned in writing by one or more shareholders who together hold at least ten per cent of the rights to vote at such general meeting. Should the directors fail to call a general meeting within twenty-one Clear Days from the date of receipt of a requisition, the requisitioners or any of them may call a general meeting within three months after the end of that period.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call the directors may give to such shareholder not less than fourteen clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares and shall surrender to us for cancellation the certificate (if any) for the forfeited shares, but shall, notwithstanding such forfeit, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is a director or secretary of us and that the particular shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the shares.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Companies Act.

Redemption and Purchase of Own Shares

Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner its directors determine before the issue of those shares;

(b)	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares made for the purpose of the redemption or purchase.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Shares

Subject to the restrictions contained in the Memorandum and Articles of Association, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in writing and in any usual or common form or any other form approved by our board of directors, executed by or on behalf of the transferor (and, if in respect of a nil or partly paid up share, or if so required by our directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the shares to which it relates and such evidence as the directors may reasonably require to show the right of the transferor to make the transfer).

Our board of directors may, in its absolute discretion, decline to register any transfer of any share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of any share unless:

(a)	the instrument of transfer is lodged with us, accompanied by the certificate (if any) for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	the share transferred is fully paid and free of any lien in favor of us;

(e)	any applicable fee of such maximum sum as the designated stock exchange may determine to be payable, or such lesser sum as our board of directors may from time to time require, related to the transfer has been paid to us; and

(f)	the transfer is not to more than four joint holders.

If our directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 calendar days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. However, the registration of transfers may not be suspended, and the register may not be closed, for more than 30 days in any year.

Capitalization of Profits

The directors may resolve to capitalize:

(a)	any part of our profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of our share premium account or capital redemption reserve, if any.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Liquidation Rights

If we are wound up, the shareholders may, subject to the Memorandum and Articles of Association and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Requirements to Change the Rights of Holders of Ordinary Shares

Variations of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a special resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Limitations on the Rights to Own Ordinary Shares

There are no limitations under the laws of the Cayman Islands or under the Memorandum and Articles of Association that limit the right of non-resident or foreign owners to hold or vote Ordinary Shares.

Provisions Affecting Any Change of Control

Anti-Takeover Provisions

Some provisions of the Memorandum and Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Under the Companies Act, our directors may only exercise the rights and powers granted to them under the Memorandum and Articles of Association for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Ownership Threshold

There are no provisions under the Companies Act or under the Memorandum and Articles of Association that govern the ownership threshold above which shareholder ownership must be disclosed.

Differences Between the Law of Different Jurisdictions

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with, amongst other things specified under the Companies Act, a declaration as to the solvency of constituent company, the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least 90% of the issued shares entitled to vote at a general meeting are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)	the statutory provisions as to the required majority vote have been met;

(b)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

(a)	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

(b)	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

(c)	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Memorandum and Articles of Association provide that, to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former secretary’s or officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified in above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in the Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in the Memorandum and Articles of Association

Some provisions of the Memorandum and Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Under the Companies Act, our directors may only exercise the rights and powers granted to them under the Memorandum and Articles of Association for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (a) statutory duties, (b) fiduciary duties, and (c) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties: (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with the Memorandum and Articles of Association, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.

Shareholder Proposals

The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Memorandum and Articles of Association provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten per cent of the rights to vote at such general meeting, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than twenty-one clear days after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of twenty-one clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. In addition, if there are insufficient directors to constitute a quorum and the remaining directors are unable to agree on the appointment of additional directors, any one or more shareholders who together hold at least five per cent of the rights to vote at a general meeting may call a general meeting for the purpose of appointing additional directors. The Memorandum and Articles of Association provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings. However, our corporate governance guidelines require us to call such meetings every year.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of the Memorandum and Articles of Association, the office of a director may be terminated forthwith if (a) he is prohibited by the law of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors generally, (c) he resigns his office by notice to us, (d) he only held office as a director for a fixed term and such term expires, (e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (f) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director), (g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise, or (h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Companies Act does not regulate transactions between a company and its significant shareholders, under Cayman Islands law such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Companies Act and the Memorandum and Articles of Association, our company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Companies Act and the Memorandum and Articles of Association, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a special resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Companies Act, the Memorandum and Articles of Association may only be amended by special resolution of our shareholders.

Changes in Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d)	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce our share capital in any way.

Warrants

August 2021 Consulting Agreement

On August 6, 2021, we entered into a Consulting and Warrant Issuance Agreement (the “August 2021 Consulting Agreement”) with Natural Selection Capital Holdings Limited, a Cayman company of which Mr. Bingzhong Wang is the sole shareholder, and Mr. Ming Ni. Pursuant to the August 2021 Consulting Agreement, Natural Selection Capital Holdings Limited and Mr. Ming Ni agreed to provide certain services to us in connection with the development and ultimate transformation of our business into a blockchain-related business, and we agreed to, among other things, issue warrants to Natural Selection Capital Holdings Limited in four equal tranches to purchase an aggregate of 14,000,000 Ordinary Shares (the “Consulting Company Warrants”). The Consulting Company Warrants will become exercisable on the later of (i) the one-year anniversary of the issuance and (ii) the applicable vesting dates, with exercise prices between $1 and $2.5 per share, and will expire on the 10th anniversary from the date on which they become exercisable (each, a “Consulting Company Warrant Expiry Date”). We issued the warrants to Natural Selection Capital Holdings Limited on October 29, 2021.

We agreed to, among other things, issue warrants to Mr. Ming Ni to purchase an aggregate of 2,000,000 Ordinary Shares (the “Ni Warrants”, together with the Consulting Company Warrants, the “August Consulting Warrants”). The Ni Warrants would become exercisable once issued, with an exercise price that is the lower of (i) $1.5 per share and (ii) 88% of the lowest daily volume-weighted average price of the ordinary shares for the 10-trading-day period immediately prior to the exercise of the August Consulting Warrants, and would expire five years after issuance. On November 30, 2021, we issued the Ni Warrants to Mr. Ming Ni.

On August 6, 2021, we entered into a Registration Rights Agreement (the “2021 Registration Rights Agreement”) with LSQ Investment Fund SPC-Disruptive Opportunity Fund II SP (“LSQ”), the purchasers, Natural Selection Capital Holdings Limited, and Mr. Ming Ni.

On March 3, 2022, we, LSQ, the purchasers, Natural Selection Capital Holdings Limited, and Mr. Ming Ni, entered into Amendment No.1 to 2021 Registration Rights Agreement (the “Amendment to 2021 RRA”) to extend the Effectiveness Deadline and the Filing Deadline (as defined in the 2021 Registration Rights Agreement). Pursuant to the Amendment to 2021 RRA, the Effectiveness Deadline for the 2nd Closing Registration Statement (as defined in the 2021 Registration Rights Agreement) will be no later than the calendar day that is no later than 16 months from the date of the 2021 Registration Rights Agreement.

On January 26, 2023, we, Natural Selection Capital Holdings Limited and Mr. Ming Ni entered into an amendment agreement to the August 2021 Consulting Agreement, to, among others, change each and all the Consulting Company Warrant Expiry Date to August 6, 2031.

On September 26, 2024, we entered into a deed of termination with Natural Selection Capital Holdings Limited, pursuant to which we and Natural Selection Capital Holdings Limited agreed to terminate the Consulting Company Warrants. As a result of such termination, the respective rights and obligations under the Consulting Company Warrants are terminated as well.

October 2021 Consulting Agreement

On October 27, 2021, we entered into a Consulting and Warrant Issuance Agreement (the “October 2021 Consulting Agreement”) with Xianqun Hu, Ying Cai, Jiarui Li, and Ailing Zhang (collectively, the “Consultants”). Pursuant to the October 2021 Consulting Agreement, the Consultants agreed to provide certain services to us in connection with the business operation of a joint venture company which will be formed by us and an industry leader (the “Joint Venture” or “Metalpha BVI”). The services to be provided by the Consultants, include, among other things, the following: (i) establishing a proprietary system for cryptocurrency derivatives trading; (ii) designing different structure products for use in trading with counterparties; (iii) optimizing internal pricing and dynamic hedging models; (iv) ongoing monitoring and improving of the proprietary system to maximize the return of invested capital and grow the size of proprietary assets; (v) assisting in the hiring process and establishment of a team for the development of the Joint Venture; and (vi) providing industry expertise to help shape the Joint Venture’s long-term strategy.

Pursuant to the October 2021 Consulting Agreement, we agreed to issue (i) warrants to Xianqun Hu to purchase an aggregate of 900,000 Ordinary Shares, (ii) warrants to Ying Cai to purchase an aggregate of 300,000 Ordinary Shares, (iii) warrants to Jiarui Li to purchase an aggregate of 300,000 Ordinary Shares, and (iv) warrants to Ailing Zhang to purchase an aggregate of 300,000 Ordinary Shares (collectively, the “October 2021 Consulting Warrants”).

The October 2021 Consulting Warrants will become exercisable once issued, with an exercise price that is the lower of (i) $1.5 per share and (ii) 88% of the lowest daily volume-weighted average price of the Ordinary Shares for the 10-trading-day period immediately prior to the exercise of the October Consulting Warrants, and will expire five years after issuance.

In connection with the August 2021 SPA, the August 2021 Consulting Agreement, and the October 2021 Consulting Agreement, we filed a registration statement on Form F-3 dated December 27, 2021, to register the Ordinary Shares to be issued pursuant to the August 2021 SPA and the Ordinary Shares issuable upon exercise of the August Consulting Warrants and October Consulting Warrants for resale. The registration statement on Form F-3 did not become effective and was declared abandoned by the Division of Corporation Finance for the SEC on December 30, 2022.

Employee Warrant Issuance Agreements

On May 10, 2022, we entered into an employee warrant issuance agreement with Yingjun Zhou, to further incentivize the Employee’s services to be rendered under and pursuant to an employment contract, dated March 2, 2022, between LSQ Capital Limited, our subsidiary, and Yingjun Zhou (the “Employee Warrant Issuance Agreement”).

Pursuant to the Employee Warrant Issuance Agreement, we agreed to issue warrants to Yingjun Zhou to purchase an aggregate of 200,000 Ordinary Shares (the “Employee Warrants”).

The Employee Warrants will become exercisable once issued, with an exercise price that is the lower of (i) $1.5 per share and (ii) 88% of the lowest daily volume-weighted average price of the Ordinary Shares for the 10-trading-day period immediately prior to the exercise of the Employee Warrants, and will expire five years after issuance.

In addition, we also agreed that, as soon as practicable, and in no event later than 60 days after the execution of the Employee Warrants pursuant to the Employee Warrant Issuance Agreement, we shall file with the SEC (at our sole cost and expense) a registration statement, which shall be on Form F-3, if eligible, registering the resale of the Ordinary Shares issuable upon exercise of the Employee Warrants.

May 2022 Consulting Agreement

On May 26, 2022, we entered into a consulting and warrant issuance agreement (the “May 2022 Consulting Agreement”) with Jing Hu, Sek Yee Khor, and Jiaping Sun (collectively, the “2022 Consultants”). Pursuant to the May 2022 Consulting Agreement, the 2022 Consultants agreed to provide certain services to us in connection with the business operation of a joint venture company formed by us and Northstar Digital Holding. The services to be provided by the 2022 Consultants, include, among other things, the following: (1) establishing a proprietary system for cryptocurrency derivatives trading; (2) designing different structure products for use in trading with counterparties; (3) optimizing internal pricing and dynamic hedging models; (4) ongoing monitoring and improving of the proprietary system to maximize the return of invested capital and grow the size of proprietary assets; (5) assisting in the hiring process and establishment of a team for the development of Metalpha BVI; and (6) providing industry expertise to help shape Metalpha BVI’s long-term strategy.

Pursuant to the May 2022 Consulting Agreement, we agreed to issue (i) warrants to Jing Hu to purchase an aggregate of 200,000 Ordinary Shares, (ii) warrants to Sek Yee Khor to purchase an aggregate of 200,000 Ordinary Shares, and (iii) warrants to Jiaping Sun to purchase an aggregate of 100,000 Ordinary Shares (collectively, the “2022 Consulting Warrants”).

The 2022 Consulting Warrants will become exercisable once issued, with an exercise price that is the lower of (i) $1.5 per share and (ii) 88% of the lowest daily volume-weighted average price of the Ordinary Shares for the 10-trading-day period immediately prior to the exercise of the 2022 Consulting Warrants, and will expire five years after issuance.

In addition, we also agreed that, as soon as practicable, and in no event later than 60 days after the execution of the 2022 Consulting Warrants pursuant to the May 2022 Consulting Agreement, we shall file with the SEC (at our sole cost and expense) a registration statement, which shall be on Form F-3, if eligible, registering the resale of the Ordinary Shares issuable upon exercise of the 2022 Consulting Warrants.

June 2022 Private Placement Agreement

On June 30, 2022, we entered into a securities subscription and warrant purchase agreement (the “June 2022 Private Placement Agreement”) with certain investors, including directors and senior members of our management. Pursuant to the June 2022 Private Placement Agreement, each Purchaser agrees to subscribe for and purchase, and we agree to issue and sell:

●	such number of Ordinary Shares (the “Subscription Shares”) calculated by dividing (i) the purchase price paid by such Purchaser to us, as set forth in Schedule A of the June 2022 Private Placement Agreement, by (ii) the per share purchase price, which is the higher of (a) US$1.00 and (b) 88% of the lowest daily dollar volume-weighted average price of the Ordinary Shares on the Nasdaq Capital Market (as reported by Bloomberg) during the last 10 trading days immediately preceding the execution date of the June 2022 Private Placement Agreement; and

●	certain warrants (the “Subscription Warrants”) to purchase an aggregate number of Ordinary Shares that equals twice the number of the Subscription Shares.

The aggregate purchase price payable by all of the investors will be no more than US$3,300,000.

The Subscription Warrants are exercisable after vesting, in whole or in part, by the Purchaser within a period of five years, commencing on the date of the issuance of the Subscription Warrants. The vesting of the Subscription Warrants will be conditioned on the attainment of our performance goals and any other vesting schedule/conditions as set forth in the terms of the Subscription Warrants.

November 2022 Sale and Purchase Agreement and Northstar Technologies Purchase Agreement

On November 28, 2022, we entered into a sale and purchase agreement with Polaris Technologies Group Limited (formerly Antalpha Technologies Limited), Northstar Technologies Holdings Limited (“Northstar Technologies”), and Meta Rich to acquire 49% equity interest held by Polaris Technologies Group Limited in Metalpha Limited. The total consideration is US$2,500,000, satisfied by the allotment and issuance of 2,500,000 Ordinary Shares to Northstar Technologies. The deal was closed in November 2022 and Metalpha Limited became our wholly-owned subsidiary.

On November 28, 2022, we and Northstar Technologies entered into a securities subscription and warrant purchase agreement (the “Northstar Technologies Purchase Agreement”), pursuant to which Northstar Technologies agreed to subscribe for, and we agreed to issue to Northstar Technologies, (i) 4,500,000 Ordinary Shares (the “Subscription Shares”); (ii) a type A warrant to purchase up to 4,500,000 Ordinary Shares (the “Type A Warrant”), and (iii) a type B warrant to purchase up to 3,000,000 Ordinary Shares (the “Type B Warrant”), for an aggregate consideration of US$4,500,000.

●	Subscription Shares. The sale and subscription of the Subscription Shares will be completed in up to four (4) tranches, on a date that is no later than 180 days, 365 days, 545 days and 730 days from the signing date of the Northstar Technologies Purchase Agreement, respectively, upon the fulfillment of the closing conditions set forth in the Northstar Technologies Purchase Agreement. As of the date of this prospectus, all of the Subscription Shares, or 4,500,000 Ordinary Shares have been issued.

●	Type A Warrant. The Type A Warrant was issued by us on November 28, 2022. The Type A Warrant shall vest in tranches at the same rate and in the same proportion as the issuance and allotment of the Subscription Shares upon each closing thereof as set out in the Northstar Technologies Purchase Agreement. Upon vesting, the Type A Warrant is exercisable at an exercise price of US$1.00 per Ordinary Share. The Type A Warrant shall expire on the fifth (5th) anniversary of the date of issuance.

●	Type B Warrant. The Type B Warrant was issued by us on November 28, 2022. The Type B Warrant shall vest in tranches at the same rate and in the same proportion as the issuance and allotment of the Subscription Shares upon each closing thereof as set out in the Northstar Technologies Purchase Agreement.

●	Pre-emptive Rights. Subject to certain exceptions set forth in the Northstar Technologies Purchase Agreement, if we propose to issue, grant or sell any equity securities within five years since the date of the Northstar Technologies Purchase Agreement, Northstar Tech shall have the right to elect to purchase up to 40% of the total number of new securities to be issued by us. Northstar Tech shall exercise its pre-emptive rights within 20 calendar days after receipt of a written issuance notice given by us, which sets forth the price, amount and other terms on which such new securities are proposed to be issued, granted or sold.

SELLING SECURITYHOLDERS

We are registering the resale of the Ordinary Shares issued to the Selling Securityholders pursuant to the Subscription Agreements and the Ordinary Shares issuable upon exercise of the Warrants in order to permit such Selling Securityholders to offer the Shares for resale from time to time.

The following table sets forth, based on written representations from the Selling Securityholders, certain information as of June 29, 2026 regarding the beneficial ownership of our Ordinary Shares by the Selling Securityholders and the Shares being offered by the Selling Securityholders. The applicable percentage ownership of ordinary shares is based on 47,113,236 Ordinary Shares outstanding as of May 31, 2026. Information with respect to our Ordinary Shares owned beneficially after the offering assumes the sale of all of the Shares held by the Selling Securityholders and the exercise and sale of all Ordinary Shares issuable upon exercise of the Warrants held by the Selling Securityholders. The Selling Securityholders may offer and sell some, all or none of their securities.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. As such, we are unable to declare the number of Ordinary Shares and warrants that the Selling Securityholders will retain after any such sale. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus.

Other than as outlined below, to our knowledge, none of the Selling Securityholders has, or during the three years prior to the date of this prospectus has had, any position, office or other material relationships with us or any of our affiliates, except that: (i) Bingzhong Wang has served as a member of the board of directors and president of the Company since December 2021 and as Chief Executive Officer and Chairman of the Board since September 24, 2024; (ii) Xisha Hu, the natural control person of MetaSphere Limited, has served as the Chief Executive Officer of Metalpha Limited, the Company’s wholly-owned trading business subsidiary, effective April 28, 2025, and is the spouse of Bingzhong Wang; (iii) Mr. Ming Ni served as the Chief Operating Officer and a Director of the Company from December 2021 until his resignation in June 2025; (iv) Yingjun Zhou is currently an employee of the Company; (v) Yan Lin and Hu Jing are each employees of a subsidiary of the Company; and (vi) each of Zhang Ailing, Khor Sek Yee, Liu Limin, Li Jiarui and Cai Ying has served as a consultant to the Company.

Selling Securityholder information for each new Selling Securityholder, if any, will be set forth by a prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of Ordinary Shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

	Beneficial Ownership Before Offering			Maximum	Beneficial Ownership After Offering
Name	Number of Shares		Percentage of Ordinary Shares(1)	Number of Shares Offered(2)	Number of Shares	Percentage of Shares
Gortune International Investment Limited Partnership	3,257,300	(3)	6.91%	3,257,300	-	-
Avenir Tech Limited	651,400	(4)	1.38%	651,400	-	-
Bingzhong Wang	3,095,910	(6)	6.39%	2,400,000	695,910	1.44%
MetaSphere Limited	3,049,912	(7)	6.47%	3,049,912	-	-
Hermitage Management Limited	1,142,721	(5)	2.43%	486,200	656,521	1.39%
Ming Ni	1,364,075	(8)	2.90%	589,334	774,741	1.64%
Yingjun Zhou	1,009,218	(9)	2.12%	559,218	450,000		*
Liu Limin	1,365,544	(10)	2.88%	480,000	885,544	1.87%
Hu Jing	1,010,000	(11)	2.12%	1,000,000	10,000		*
Cai Ying	726,144	(12)	1.52%	700,000	26,144		*
Li Jiarui	710,000	(13)	1.49%	700,000	10,000		*
Khor Sek Yee	490,000	(14)	1.03%	480,000	10,000		*
Zhang Ailing	910,000	(15)	1.91%	900,000	10,000		*
Yan Lin	195,050	(16)	*	100,000	95,050		*
Jiaping Sun	100,000	(17)	*	100,000	-	-

*	Percentage not listed if less than 1%

(1)	The applicable percentage ownership of ordinary shares is based on 47,113,236 Ordinary Shares outstanding as of May 31, 2026.

(2)	Represents all of the ordinary shares that the Selling Securityholders may offer and sell from time to time under this prospectus.

(3)	Consists of 3,257,300 Ordinary Shares received pursuant to the Subscription Agreement, dated as of October 30, 2025, by and between the Company and Gortune International Investment Limited Partnership. Gortune International Investment Limited Partnership is a subsidiary of Gortune Investment Co., Limited. Gortune group mainly operates in corporate M&A and restructuring, equity investments, and emerging asset investments, with an emphasis on sectors like finance, consumption, new energy, and Web3. Wei Xu has sole voting and dispositive power over the shares held by Gortune International Investment Limited Partnership. The address of the principal place of business of Gortune International Investment Limited Partnership is 7F, GF Tower, No 81 Lockhart Road, Wan Chai, Hong Kong.

(4)	Consists of 651,400 Ordinary Shares received pursuant to the Subscription Agreement, dated as of October 30, 2025, by and between the Company and Avenir Tech Limited. Avenir Tech Limited is a pioneering investment group dedicated to the strategic integration of traditional finance and digital assets, driving innovation to build a leading financial ecosystem and infrastructure. Through an integrated framework of Investment, Incubation, and Operations, the group focuses on digital asset management, trading and financial service platforms, PayFi infrastructure, and Real World Assets (RWA). As Asia’s largest institutional Bitcoin ETF holder, Avenir Tech Limited leads the regional market. Li Lin has sole voting and dispositive power over the shares held by Avenir Tech Limited. The address of the principal place of business of Avenir Tech Limited is 10F, CCB Tower, 3 Connaught Rd, Central, Central, Hong Kong.

(5)	Consists of (i) 486,200 Ordinary Shares received upon cashless exercise of a warrant to purchase up to 660,000 Ordinary Shares issued pursuant to the June 2022 Private Placement Agreement, (ii) 221,001 Ordinary Shares received upon cashless exercise of a warrant to purchase up to 300,000 Ordinary Shares at an exercise price of US$1.00 per share, issued pursuant to that certain Sale and Purchase Agreement dated December 22, 2023, by and among Sweet Lollipop Co., Ltd., the Company and Hermitage Management Limited, and (iii) 435,520 additional Ordinary Shares. Yoon Jung Hyun has sole voting and dispositive power over the shares held by Hermitage Management Limited. The address of the principal place of business of Hermitage Management Limited is Trinity Chambers, PO Box 4301, Road Town, Tortola, British Virgin Islands.

(6)	Consists of (i) 600,000 Ordinary Shares issued under the Company’s 2022 Incentive Plan, (ii) 600,000 Ordinary Shares purchased pursuant to the June 2022 Private Placement Agreement, and (iii) 1,200,000 Ordinary Shares issuable upon exercise of Subscription Warrants purchased pursuant to the June 2022 Private Placement Agreement. In addition, Mr. Bingzhong Wang beneficially owns 125,000 Ordinary Shares under the Company’s 2024 Incentive Plan, 570,910 Ordinary Shares distributed from LSQ Investment Fund SPC-Disruptive Opportunity Fund II SP, of which Mr. Bingzhong Wang is a shareholder. Mr. Bingzhong Wang has served as a member of the board of directors and president of the Company since December 2021 and as Chief Executive Officer and Chairman of the Board since September 24, 2024. Xisha Hu, the spouse of Mr. Bingzhong Wang, serves as the Chief Executive Officer of Metalpha Limited, the Company’s wholly-owned trading business subsidiary, effective April 28, 2025. The address for Mr. Bingzhong Wang is Suite 5506-07, Central Plaza, 18 Harbour Road, Wan Chai, Hong Kong.

(7)	Consists of 3,049,912 Ordinary Shares received by MetaSphere Limited from Xianqun Hu by way of gift in March 2026, which Ordinary Shares were originally issued pursuant to the Company’s 2022 Incentive Plan, management entry options exercised in November 2024, and cashless exercises of warrants issued under the October 2021 Consulting Agreement and the June 2022 Private Placement Agreement. Xisha Hu has sole voting and dispositive power over the shares held by MetaSphere Limited. Xisha Hu serves as the Chief Executive Officer of Metalpha Limited, the Company’s wholly-owned trading business subsidiary, effective April 28, 2025. Bingzhong Wang, the spouse of Ms. Xisha Hu, serves as the Chief Executive Officer and Chairman of the Board of the Company. The address of the principal place of business of MetaSphere Limited is Suite 5506-07, Central Plaza, 18 Harbour Road, Wan Chai, Hong Kong.

(8)	Consists of 589,334 Ordinary Shares received upon cashless exercise of warrants to purchase 800,000 Ordinary Shares issued pursuant to the June 2022 Private Placement Agreement. In addition, Mr. Ming Ni beneficially owns 774,741 Ordinary Shares that are freely tradeable. Mr. Ming Ni served as the Chief Operating Officer and a Director of the Company from December 2021 until his resignation in June 2025. The address for Mr. Ming Ni is Flat C, 17/F, Blk T3, The Harbourside, 1 Austin Rd W, Tsim Sha Tsui, Kowloon, Hong Kong.

(9)	Consists of (i) 119,218 Ordinary Shares received upon cashless exercise of warrants to purchase 200,000 Ordinary Shares issued pursuant to the Employee Warrant Issuance Agreement, and (ii) 440,000 Ordinary Shares issuable upon exercise of Subscription Warrants purchased pursuant to the June 2022 Private Placement Agreement. In addition, Mr. Yingjun Zhou beneficially owns 220,000 Ordinary Shares purchased pursuant to the June 2022 Private Placement Agreement, 220,000 Ordinary Shares issued under the Company’s 2022 Incentive Plan, and 10,000 Ordinary Shares under the Company’s 2024 Incentive Plan. Mr. Yingjun Zhou is currently an employee of the Company. The address for Mr. Yingjun Zhou is Flat G, 30/F, Tower 2B, One Victoria, 21 Shing Fung Road, NKIL6575, Kowloon City, Kowloon, Hong Kong.

(10)	Consists of 240,000 Ordinary Shares issuable upon exercise of Subscription Warrants purchased pursuant to the June 2022 Private Placement Agreement. In addition, Ms. Liu Limin beneficially owns 120,000 Ordinary Shares purchased pursuant to the June 2022 Private Placement Agreement, 120,000 Ordinary Shares issued under the Company’s 2022 Incentive Plan, 2,500 Ordinary Shares vested under the Company’s 2024 Incentive Plan, 788,120 Ordinary Shares held through Perfectkl Holding Co., Limited, and 94,924 additional freely tradeable Ordinary Shares. Ms. Liu Limin has served as a consultant to the Company. The address for Ms. Liu Limin is Flt C, 36/F, Twr 1, The Henley, 7 Muk Tai St, Kai Tak, Kowloon, Hong Kong.

(11)	Consists of (i) 200,000 Ordinary Shares issuable upon exercise of 2022 Consulting Warrants issued pursuant to the May 2022 Consulting Agreement, and (ii) 400,000 Ordinary Shares issuable upon exercise of Subscription Warrants purchased pursuant to the June 2022 Private Placement Agreement. In addition, Ms. Hu Jing beneficially owns 200,000 Ordinary Shares purchased pursuant to the June 2022 Private Placement Agreement, 200,000 Ordinary Shares issued under the Company’s 2022 Incentive Plan, and 10,000 Ordinary Shares vested under the Company’s 2024 Incentive Plan. Ms. Hu Jing is an employee of a subsidiary of the Company. The address for Ms. Hu Jing is #01-01, 323 Thomson Road, Singapore 307666.

(12)	Consists of (i) 300,000 Ordinary Shares issuable upon exercise of October 2021 Consulting Warrants issued pursuant to the October 2021 Consulting Agreement, and (ii) 200,000 Ordinary Shares issuable upon exercise of Subscription Warrants purchased pursuant to the June 2022 Private Placement Agreement. In addition, Ms. Cai Ying beneficially owns 100,000 Ordinary Shares purchased pursuant to the June 2022 Private Placement Agreement, 100,000 Ordinary Shares issued under the Company’s 2022 Incentive Plan, 10,000 Ordinary Shares vested under the Company’s 2024 Incentive Plan, and 16,144 additional freely tradeable Ordinary Shares. Ms. Cai Ying has served as a consultant to the Company. The address for Ms. Cai Ying is Flat A, 29/F, Phase 2, Tower 5, Grand Victoria, 8 Lai Ying Street, Cheung Sha Wan, Kowloon, Hong Kong.

(13)	Consists of (i) 300,000 Ordinary Shares issuable upon exercise of October 2021 Consulting Warrants issued pursuant to the October 2021 Consulting Agreement, and (ii) 200,000 Ordinary Shares issuable upon exercise of Subscription Warrants purchased pursuant to the June 2022 Private Placement Agreement. In addition, Mr. Li Jiarui beneficially owns 100,000 Ordinary Shares purchased pursuant to the June 2022 Private Placement Agreement, 100,000 Ordinary Shares issued under the Company’s 2022 Incentive Plan, and 10,000 Ordinary Shares vested under the Company’s 2024 Incentive Plan. Mr. Li Jiarui has served as a consultant to the Company. The address for Mr. Li Jiarui is 21C Valverde, 11 May Road, Mid-levels, Hong Kong.

(14)	Consists of (i) 200,000 Ordinary Shares issuable upon exercise of 2022 Consulting Warrants issued pursuant to the May 2022 Consulting Agreement, and (ii) 140,000 Ordinary Shares issuable upon exercise of Subscription Warrants purchased pursuant to the June 2022 Private Placement Agreement. In addition, Mr. Khor Sek Yee beneficially owns 70,000 Ordinary Shares purchased pursuant to the June 2022 Private Placement Agreement, 70,000 Ordinary Shares issued under the Company’s 2022 Incentive Plan, and 10,000 Ordinary Shares vested under the Company’s 2024 Incentive Plan. Mr. Khor Sek Yee has served as a consultant to the Company. The address for Mr. Khor Sek Yee is 30A Pasir Panjang Hill, Singapore 118851.

(15)	Consists of (i) 300,000 Ordinary Shares issuable upon exercise of October 2021 Consulting Warrants issued pursuant to the October 2021 Consulting Agreement, and (ii) 300,000 Ordinary Shares issuable upon exercise of Subscription Warrants purchased pursuant to the June 2022 Private Placement Agreement. In addition, Ms. Zhang Ailing beneficially owns 150,000 Ordinary Shares purchased pursuant to the June 2022 Private Placement Agreement, 150,000 Ordinary Shares issued under the Company’s 2022 Incentive Plan, and 10,000 Ordinary Shares vested under the Company’s 2024 Incentive Plan. Ms. Zhang Ailing has served as a consultant to the Company. The address for Ms. Zhang Ailing is Room 2202, Building 1, No. 51 Gao Lou Meng, Nanjing, Jiangsu, China.

(16)	Consists of 100,000 Ordinary Shares issuable upon exercise of Subscription Warrants purchased pursuant to the June 2022 Private Placement Agreement. In addition, Mr. Yan Lin beneficially owns 12,750 Ordinary Shares vested under the Company’s 2024 Incentive Plan and 82,300 additional freely tradeable Ordinary Shares. Mr. Yan Lin is an employee of a subsidiary of the Company. The address for Mr. Yan Lin is 11G, Blk 1, No. 11, Muk Tai Street, Kowloon, Hong Kong.

(17)	Consists of 100,000 Ordinary Shares issuable upon exercise of 2022 Consulting Warrants issued pursuant to the May 2022 Consulting Agreement. The address for Mr. Jiaping Sun is 251 South Lake Ave, 10th Floor, Pasadena, CA 91101.

PLAN OF DISTRIBUTION

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of Nasdaq;

●	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	through one or more underwritten offerings on a firm commitment or best-efforts basis;

●	settlement of short sales entered into after the date of this prospectus;

●	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. To the extent a distributee is not an affiliate of ours, the distributee would thereby receive freely tradeable securities pursuant to the distribution through the registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributee to use the prospectus to resell the securities acquired in the distribution.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

●	the specific securities to be offered and sold;

●	the names of the Selling Securityholders;

●	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

●	settlement of short sales entered into after the date of this prospectus;

●	the names of any participating agents, broker-dealers or underwriters; and

●	any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and they may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our Ordinary Shares are traded on The Nasdaq Capital Market under the symbol “MATH.”

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”) that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

EXPENSES RELATED TO THE OFFERING

The following are the estimated expenses related to the filing of the registration statement of which this prospectus forms a part, all of which will be paid by us. In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

SEC Registration Fee	US$	2,092
Accounting Fees and Expenses		10,000
Legal Fees and Expenses		100,000
Financial Printing and Miscellaneous Expenses		17,908
Total	US$	130,000

LEGAL MATTERS

We are being represented by Cooley LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of Ordinary Shares and certain other legal matters as to the Cayman Islands law has been passed on for us by BGA Law (Cayman) Limited.

EXPERTS

The consolidated financial statements of Metalpha Technology Holding Limited incorporated in this prospectus by reference to the annual report on Form 20-F for the fiscal year ended March 31, 2026 have been so incorporated in reliance on the report of OneStop Assurance PAC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of OneStop Assurance PAC is located at 10 Anson Road, #21-14 International Plaza, Singapore 079903.

ENFORCEABILITY OF CIVIL LIABILITY

We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange controls or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our Memorandum and Articles of Association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Certain of our directors are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

BGA Law (Cayman) Limited, our Cayman Islands counsel, have advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is uncertainty with regard to Cayman Islands law as to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands would not recognize or enforce the judgment against a Cayman Islands company. BGA Law (Cayman) Limited has advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States, in certain circumstances a judgment obtained in such jurisdiction may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, provided that such judgment:

●	is given by a foreign court of competent jurisdiction and such foreign court had proper jurisdiction over the parties subject to such judgment;

●	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

●	is final and conclusive;

●	is not in respect of taxes, a fine, a penalty or similar fiscal or revenue obligations of the company; and

●	was not obtained in a fraudulent manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

●	In appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

A Cayman Islands court may impose civil liability on us or our directors or officers in a suit brought in the Grand Court of the Cayman Islands against us or these persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under Cayman Islands law.

There is also uncertainty as to whether the courts of the British Virgin Islands, Panama and Hong Kong, where the Company’s Operating Subsidiaries are incorporated, would recognize or enforce judgments of U.S. courts against our Company or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. For instance, there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States, though Hong Kong common law permits an action to enforce a foreign judgment as a debt under certain strict conditions.

Furthermore, it is uncertain whether such British Virgin Islands, Panama and Hong Kong courts would be competent to hear original actions brought in British Virgin Islands, Panama and Hong Kong, against us or such persons predicated upon the securities laws of the United States or any state.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our Ordinary Shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Our SEC filings, including the registration statement, are available to you on the SEC’s website at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. We also maintain a website at https://www.metalpha.net/. Through our website, we make available, free of charge, our annual reports and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus.

INFORMATION INCORPORATED BY REFERENCE

This registration statement incorporates by reference important information about the Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:

●	our Annual Report for the fiscal year ended March 31, 2026 on Form 20-F, filed with the SEC on August 6, 2026;

●	the description of our Ordinary Shares contained in our registration statement on Form 8-A filed with the SEC on September 15, 2017, and any amendment or report filed for the purpose of updating such description;

●	our Current Report on Form 6-K furnished to the SEC on October 30, 2025 that announces the $12 million private placement with Gortune International Investment Limited Partnership and Avenir Tech Limited;

●	our Current Report on Form 6-K furnished to the SEC on February 9, 2026 that announces the adoption of the Bitcoin allocation plan of up to 20% of annual net profit; and

●	our Current Report on Form 6-K furnished to the SEC on February 20, 2026 that attaches our unaudited condensed consolidated financial statements and notes for the six months ended September 30, 2025.

All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the termination or expiration of the registration statement of which this prospectus forms a part, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement (i) after the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the completion of an offering of securities under this prospectus.

Our filings with the SEC, including annual reports on Form 20-F and current reports on Form 6-K and amendments to those reports, are available electronically on the SEC’s website at www.sec.gov. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Metalpha Technology Holding Limited

Suite 5506-07, Central Plaza, 18 Harbour Road, Wan Chai

Hong Kong, China

(+852) 3565-2920

Attention: Investor Relations

You should rely only on the information that we incorporate by reference or provide in this prospectus or any accompanying prospectus supplement.

METALPHA TECHNOLOGY HOLDING LIMITED

Metalpha Technology Holding Limited

15,453,364 Ordinary Shares

               , 2026

You should rely only on the information contained in this prospectus or any supplement or amendment hereto. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus or any supplement or amendment hereto is accurate as of any date other than the date of this prospectus or any such supplement or amendment. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our third amended and restated memorandum and articles of association empowers us to indemnify our directors and officers against certain liabilities they incur by reason of their being a director or officer of our Company.

We have also entered into indemnification agreements with each of our directors and executive officers in connection with this Offering. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

We intend to obtain directors’ and officer’s liability insurance coverage that will cover certain liabilities of directors and officers of our Company arising out of claims based on acts or omissions in their capacities as directors or officers.

ITEM 9. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See the Exhibit Index.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 10. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1) to include any prospectus required by section 10(a)(3) of the Securities Act;

(2) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1), (a)(2) and (a)(3) of this section do not apply if the registration statement is on Form S-3 or From F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(e) That, for the purpose of determining liability under the Securities Act to any purchaser:

(1) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(f) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(g) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Incorporation by Reference Exhibit
Exhibit No.	Description of Document	Form	File No.	No.	Filing Date

3.1	Third Amended and Restated Memorandum and Articles of Association of the Company	6-K	001-38208	1.1	March 31, 2025
5.1**#	Opinion of BGA Law (Cayman) Limited as to the validity of securities being registered and certain Cayman Islands legal matters
10.1	Form of Subscription Agreement	6-K	001-38208	10.1	October 30, 2025
23.1**	Consent of OneStop Assurance PAC
23.2**#	Consent of BGA Law (Cayman) Limited regarding certain Cayman Islands legal matters (included in Exhibit 5.1)
24.1**#	Power of Attorney (included on the signature page)
107**#	Calculation of Filing Fee Table

**	Filed herewith

#	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, on August 21, 2026.

Metalpha Technology Holding Limited

By:	/s/ Bingzhong Wang
Name:	Bingzhong Wang
Title:	Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on August 21, 2026.

Signature	Title

/s/ Bingzhong Wang	Chief Executive Officer and Chairman of the Board of Directors
Bingzhong Wang	(Principal Executive Officer)

*	Chief Financial Officer and Director
Pengyuan Fan	(Principal Financial and Accounting Officer)

*
Jingxin Tian	Director

*
Sen Lin	Director

*
Kiyohiro Kawayanagi	Director

*By:	/s/ Bingzhong Wang
	Name:	Bingzhong Wang
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Metalpha Technology Holding Limited, has signed this registration statement in New York, New York on August 21, 2026.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.